Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 26, 2016 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Nexstar Broadcasting Group’s Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas

March 22, 2016